SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of the 26th day of August, 1999 (this "Amendment"), is made among PENN-AMERICA GROUP, INC, a Pennsylvania corporation (the "Borrower"), the banks and financial institutions from time to time party to the Credit Agreement (as defined herein) (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK ("First Union"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

     A. The Borrower, the Lenders and the Agent are parties to a Credit Agreement, dated as of September 28, 1998, as amended by a First Amendment to Credit Agreement, dated as of May 12, 1999 (as further amended, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     B. The Borrower has requested certain amendments to the Credit Agreement, and the Lenders have agreed to effect such amendments, effective as of June 30, 1999, upon the terms and conditions set forth herein.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   AMENDMENTS

     1.1 Definitions. Section 1.1 of the Credit Agreement is amended by deleting the proviso at the end of the definition of Fixed Charge Coverage Ratio and substituting the following therefor "provided that, the stock repurchases referred to in subclause (z) of clause (ii) above shall not include (a) any such repurchases occurring prior to July 1, 1999 and (b) the first $5,000,000 of such repurchases occurring on or between July 1, 1999 and September 30, 2000."

     1.2 Statutory Surplus. Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows.

                    7.6 Statutory Surplus. The Borrower will not permit Combined
               Statutory Capital and Surplus of the Insurance Subsidiaries, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1999, to be less than 90% of Combined Statutory and Capital Surplus as of September 30, 1999, as determined in accordance with SAP.

     1.3 Compliance Certificate. Part C of Attachment A to Exhibit C-1 to the Credit Agreement (Form of GAAP Compliance Certificate) is hereby amended and restated as set forth on Exhibit A hereto. Part C of Attachment A to Exhibit C-2 to the Credit Agreement (Form of SAP Compliance Certificate) is hereby amended and restated as set forth on Exhibit B hereto.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Agent and each Lender as follows:

     2.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

     2.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                                  ARTICLE III

                                 EFFECTIVE DATE

     This Amendment shall be effective as of June 30, 1999.

                                   ARTICLE IV

                                 MISCELLANEOUS

     4.1 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     4.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

     4.3 Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Agent and each Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

     4.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

     4.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     4.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     4.7 Counterparts; Effectiveness. This Amendment may be executed in any number of a counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.


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
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.


                                        PENN-AMERICA GROUP, INC.

                                        By: /s/ Rosemary Ferrero

                                        Title: Vice President, Finance


                                        FIRST UNION NATIONAL BANK,
                                        as Agent and as Lender

                                        By: /s/ Thomas L. Stitchberry

                                        Title: Senior Vice President

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
                                    EXHIBIT A
                                       TO
                      SECOND AMENDMENT TO CREDIT AGREEMENT

      C. Fixed Charge Coverage Ratio (Section 7.3 of the Credit Agreement)
                       (shall not be less than 1.25 : 1.0)

     (1) Available coverage as of the last day of any period of four consecutive fiscal quarters
         (the "Measurement Period"):

          (a)  Available  Dividend  Amount for the
               Measurement  Period (list by
               Insurance   Subsidiary  other  than
               Subsidiaries  of  Insurance
               Subsidiaries)

               (i)  PAIC                             $__________

               (ii) Other (list separately)          $__________

               (iii) Total                                         $__________

          (b)  Net Tax Sharing Payments with
               respect to the Measurement Period

               (i)   Tax Payments received by        $__________
                     Borrower

               (ii)  Tax Payments to be received by  $__________
                     Borrower

               (iii) Tax Payments made by            $__________
                     Borrower

               (iv)  Tax Payments to be made by      $__________
                     Borrower

               (v)   Net Payments  (the sum of                     $__________
                     Lines  l(b)(i) and l(b)(ii)
                     minus Lines l(b)(iii) and
                     I (b)(iv))

          (c)  Combined  Net Cash  Flow of non-                    $__________
               Insurance  Subsidiaries  for the
               Measurement Period (attach detail)

          (d)  Holding Company Expenses accrued            $__________
               during the Measurement Period

          (e)  Available  coverage:  add Lines                     $==========
               1(a)(iii),  l(b)(v) and 1(c), and subtract
               Line 1 (d)

     (2)  Fixed Charges:

          (a)  Debt Service for the period of four
               consecutive fiscal quarters
               immediately following the
               Measurement Period (the "Pro Forma
               Period")

               (i)   Debt Service on the Loans       $__________

               (ii)  Debt Service on other           $__________
                     consolidated Indebtedness

               (iii) Total Debt Service (add Lines         $__________
                     2(a)(i) and 2(a)(ii))

          (b)  Dividends to shareholders of the            $__________
               Borrower for the Pro Forma Period
               (based upon the most recent quarterly
               rate)

          (c)  Stock purchases for the Measurement         $__________
               Period (net of stock repurchases
               occurring (i) prior to 7/01/99 in the
               amount of $___________ and
               (ii) on or between 7/01/99 and
               9/30/00 in the amount of _________ (1))

          (d)  Fixed Charges:                                      $==========
                  Add Lines 2(a)(iii), 2(b) and 2(c)

     (3)  Fixed Charge Coverage Ratio:                             $==========
             Divide Line 1(e) by Line 2(d)

__________
1 Not to exceed $5,000,000.

                                    EXHIBIT B
                                       TO
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                        C. Statutory Capital and Surplus
                      (Section 7.6 of the Credit Agreement)

(1)      Combined Statutory Capital and
         Surplus as of the date of
         determination                           $
                                                  ===========

(2)      Minimum Combined Statutory
         Capital and Surplus--90% of the
         Combined Statutory Capital and
         Surplus as of 9/30/99                   $
                                                  ===========